Exhibit 10.1

INDEMNITY AGREEMENT
THIS AGREEMENT (this “Agreement”) effective as of February 12, 2014, by and between Windstream Holdings, Inc., a Delaware corporation (“Holdings”) and Windstream Corporation, a Delaware corporation (“WIN Corp”; Holdings and WIN Corp are referred to individually as a “Corporation” and collectively as the “Corporations”), and the undersigned director or officer of one or both of the Corporations (the “Indemnified Party”).
Background
On August 30, 2013, WIN Corp completed a holding company reorganization in which WIN Corp became a wholly-owned subsidiary of Holdings, a new publicly traded parent company. As part of the holding company reorganization, the terms and provisions of the certificate of incorporation and bylaws of WIN Corp were replicated and adopted by Holdings, and the officers and directors of WIN Corp immediately prior to the Holding company reorganization continued to serve as the officers and directors of both Corporation following the holding company reorganization.
Following the holding company reorganization, each of Holdings and WIN Corp. continue to be registrants under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to file audited financial statements and periodic and current reports with the Securities and Exchange Commission pursuant to the Exchange Act. Prior to the holding company reorganization, the Indemnified Party was a party to an Indemnity Agreement with WIN Corp (the “Prior Indemnity Agreement”), and as part of the holding company reorganization, Holdings assumed such Prior Indemnity Agreement.
Recitals
Directors and officers of each Corporation are protected in certain respects against liabilities that they may incur in connection with their services on behalf of the Corporation. The Certificate of Incorporation of each Corporation (the “Certificate”) eliminates certain liabilities of the directors (but not liabilities of officers who are not directors) for a breach of their duty of care to the Corporation. The Certificate also provides for the indemnification of present and former directors, officers, employees and agents of the Corporation to the fullest extent expressly authorized by the Delaware General Corporation Law. In addition, the Corporations maintain a policy of directors’ and officers’ liability insurance (“D & O insurance”) covering certain liabilities that the directors and officers of the Corporations may incur in the performance of their services on behalf of the Corporations.
The purpose of this Agreement, and counterparts of this Agreement between the Corporations and certain other directors and officers, is to enable these directors and officers to continue to serve the Corporations without undue risk of personal liability by (1) providing for the continuation of the elimination of liability set forth in each Certificate, the indemnification contained in the Certificates, and the D&O insurance or comparable insurance and (2) providing these directors and officers with certain additional protection against liabilities that they may incur in connection with their service to the Corporations.
In consideration of the Indemnified Party’s services to one or both of the Corporations after the date of this Agreement and of his agreement to cooperate with each Corporation in defending any claim against the Indemnified Party as set forth in Section 4, the Corporations and the Indemnified Party agree as follows:
1.     Continuation of Limitation of Liability and Indemnification. Except as specifically required by law, neither Corporation shall approve, or propose that its stockholders approve, an amendment to either Certificate that would delete, supplement or amend Article Eight of the Certificate if the effect of the deletion, supplement or amendment would be to eliminate or diminish the protection against liabilities afforded to the Indemnified Party thereunder. The provisions of Article Eight each Certificate are incorporated in this Agreement by reference and shall be deemed to be a contractual obligation of each Corporation for the benefit of the Indemnified Party, enforceable by the Indemnified Party jointly and severally against the Corporations in accordance with their terms.

2.     Maintenance of D&O Insurance. The Corporations shall use their best effort to maintain, for as long as the Indemnified Party continues to be a director or officer of either Corporation and thereafter for the period of time specified in Section 7, D&O insurance covering the Indemnified Party the terms of which (including limits of liability, retention amounts, and scope of coverage) are at least as favorable to the Indemnified Party as the D&O insurance maintained by WIN Corp as of July 17, 2006. The Corporations will not, however, be required to purchase and maintain such D&O insurance if it is unavailable or if the Board of Directors of Holdings, in its reasonable business judgment, determines that the amount of the premium is substantially disproportionate to the amount or scope of the coverage provided.
3.     Additional Indemnification of Indemnified Party.
(a)    Subject only to the exclusions set forth in Section 3(b), and without limiting the indemnification provided in Article Eight of the Certificate of each Corporation and Section 1 of this Agreement, each Corporation shall jointly and severally indemnify the Indemnified Party against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) (“Losses”) incurred or suffered by the Indemnified Party in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including, without limitation, any action by or in the right of one or both of the Corporations), to which the Indemnified Party is or was a party or is threatened to be made a party by reason of the fact that he or she is or was a director or officer of either Corporation (including, without limitation, service as a director or officer of WIN Corp prior to the holding company reorganization or as a director or officer of either Corporation at any time on or after the holding company reorganization), or is or was serving at the request of either Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer; provided, however, that, except as provided in Section 5 of this Agreement with respect to proceedings to enforce rights to indemnification, each Corporation shall jointly and severally indemnify the Indemnified Party in connection with a proceeding (or part thereof) initiated by the Indemnified Party only if such proceeding (or part thereof) was authorized by the Board of Directors of Holdings. In addition, the Corporations shall pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by the Indemnified Party in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by the Indemnified Party, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to either Corporation of an undertaking, by or on behalf of the Indemnified Party, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the Indemnified Party is not entitled to be indemnified for such expenses under this Section 3(a) or otherwise.
(b)    The indemnification provided by Section 3(a) shall not be paid by either Corporation with respect to any claim:
(i) for which payment is actually made to the Indemnified Party under any D&O insurance purchased and maintained by either Corporation, except to the extent that the aggregate amount of the Losses for which the Indemnified Party is otherwise entitled to indemnification under Section 3(a) exceeds the amount of such payment;
(ii) based upon or attributable to the Indemnified Party gaining in fact any personal profit or advantage which is finally adjudged to have been illegal; provided that, the mere existence of a conflict of interest arising out of any fiduciary duty of the Indemnified Party, including any fiduciary duty imposed by the Employee Retirement Income Security Act of 1974, as amended from time to time, will not, by itself, be deemed to be a personal profit or advantage for purposes of this clause (ii);
(iii) for an accounting of profits made from the purchase or sale by the Indemnified Party of securities of either Corporation within the meaning of Section 16(b) of the Securities Act of 1934, as amended from time to time, or similar provisions of any state statutory law or common law as established by a suit in which final judgment is rendered against the Indemnified Party; or
(iv) brought about or materially contributed to by acts of active and deliberate dishonesty committed by the Indemnified Party with actual dishonest purpose and intent as established by a suit in which final judgment is rendered against the Indemnified Party.
4.     Notification and Defense of Claims. The Indemnified Party shall give to Holdings, as soon as practicable, written notice of any claim made against the Indemnified Party for which indemnification will or could be sought under this Agreement. The failure to give such notice shall not, however, relieve either Corporation of its obligations under this Agreement. In addition, the Indemnified Party and the Corporations shall reasonably cooperate with each other in the defense of any such claim. Notice or written requests to the Corporations under this Agreement shall be directed to the Corporation at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, Attention: Secretary, or to such other address as the Corporations shall designate in writing to the Indemnified Party. Each Corporation hereby agrees that any notice delivered to either Corporation under this Agreement shall serve as notice to both Corporations for all purposes under this Agreement.
5.     Payment of Losses. The Corporations shall pay any Losses promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days), upon the written request of the Indemnified Party. If a determination by either Corporation that the Indemnified Party is entitled to indemnification pursuant to this Agreement is required, and either Corporation fails to respond within sixty days to a written request for indemnity, the Corporations shall be deemed to have approved the request. If a Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this Agreement shall be enforceable by the Indemnified Party in any court of competent jurisdiction. The Indemnified Party’s costs and expenses (including fees and expenses of counsel) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporations. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 3(a) of this Agreement, if any, has been tendered to either Corporation) that the Indemnified Party has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for such Corporation to indemnify the Indemnified Party for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of a Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnified Party is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by a Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnified Party has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
6.    Subrogation. In the event of payment, under this Agreement, each Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Party, who shall execute all documents and take all actions reasonably requested by the Corporation to implement such right of subrogation.
7.    Continuation of Indemnity. All agreements and obligations of each Corporation contained herein shall cover services provided by the Indemnified Party following the date of this Agreement and shall continue during the period the Indemnified Party is subject to any liability for Losses by reason of the fact that the Indemnified Party is or was at any time a director, officer, employee or agent of a Corporation, or is or was at any time serving at the request of a Corporation in the capacities set forth in Section 3(a) of this Agreement.
8.    Non-Exclusivity. Nothing in this Agreement shall be deemed to diminish or otherwise restrict the right of the Indemnified Party to indemnification or recovery under the Certificate, any D&O insurance maintained by the Corporation or otherwise.
9.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that the rights of the Indemnified Party under this Agreement may be assigned only by will or to such person’s personal representative or pursuant to the applicable laws of descent and distribution. It is understood between the parties hereto that the term “Indemnified Party” shall include any such successors and assigns.
10.    Nature of Obligations. Each Corporation acknowledges and agrees that it shall be jointly and severally liable with the other Corporation with respect to all obligations of either Corporation or both Corporations under this Agreement, and the Indemnified Party may assert any of his rights and remedies under this Agreement either individually against either Corporation or jointly against both Corporations.
11.    Severability. If any provision or provisions of this Agreement are held to be unenforceable, the other provisions of this Agreement shall remain in full force and effect.
12.    Governing Law. This Agreement shall be governed by and construed in accordance with Delaware law.
13.    Coordination with Prior Indemnity Agreement. This Agreement, as to acts and omissions occurring after the date of this Agreement, supersedes and replaces the Prior Indemnity Agreement. With respect to acts and omissions occurring on or prior to the date of this Agreement, the Indemnified Party reserves all rights under such Prior Indemnity Agreement.
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

THE CORPORATIONS:

WINDSTREAM HOLDINGS, INC.
By: ___________________________________
Name:     Jeffery R. Gardner
Title:    President and Chief Executive Officer
WINDSTREAM CORPORATION
By: ___________________________________
Name:     Jeffery R. Gardner
Title:    President and Chief Executive Officer
INDEMNIFIED PARTY:
_______________________________________
Name:

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